                                                                      EXHIBIT 21

                   SUBSIDIARIES OF STERLING BANCSHARES, INC.

   The following is a list of the subsidiaries of Sterling Bancshares, Inc.:

   Sterling Bancorporation, Inc.          Sterling Bank
   A Delaware corporation                 A Texas state banking association
   PO Box 631                             15000 Northwest Freeway
   Wilmington, Delaware 19899             Houston, Texas 77040

   Sterling Bancshares Capital Trust I    Lone Star Bank
   A Delaware statutory business trust    A Texas state banking association
   15000 Northwest Freeway                12727 East Freeway
   Houston, Texas 77040                   Houston, Texas 77213

   Sterling Bancshares Capital Trust II   Community Bank
   A Delaware statutory business trust    A Texas state banking association
   15000 Northwest Freeway                20045 Katy Freeway
   Houston, Texas 77040                   Katy, Texas 77450

   Sterling Bancshares Capital Trust III
   A Delaware statutory business trust
   15000 Northwest Freeway
   Houston, Texas 77040

   CMCR Holding Company
   A Delaware corporation
   13100 Northwest Freeway
   Houston, Texas 77040

   CMCR Holding Company is the parent company of Sterling Capital Mortgage Company, an originator and servicer of one-to-four single family residential mortgage loans. Sterling Capital Mortgage Company originates a significant portion of its mortgage business through twenty-five subsidiary entities.


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